UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2024

TD SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California
(Address of principal executive offices)

94538
(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Amended and Restated Credit Agreement

On April 16, 2024, TD SYNNEX Corporation (“TD SYNNEX”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with TD SYNNEX UK Acquisition Limited as a designated borrower, the initial lenders party thereto, and Citibank, N.A. (“Citibank”), as administrative agent for the lenders. The Amended and Restated Credit Agreement provides for the extension of a senior unsecured revolving credit facility not to exceed an aggregate principal amount of $3.5 billion (the “Amended and Restated Revolving Commitments”), which revolving credit facility may, subject to the lenders’ discretion, potentially be increased by up to an aggregate amount of $500 million. As of the effective date of the amendment, there continues to be a senior unsecured term loan outstanding under the Amended and Restated Credit Agreement in an aggregate principal amount of $1,331,250,000 (the “Existing Term Loan”), which was reduced to $581,250,000 in aggregate principal amount after giving effect to a prepayment thereunder with the proceeds of the New Term Loan (as described below).

The Amended and Restated Revolving Commitments were used to refinance the existing $3.5 billion revolving credit facility previously disclosed and will mature on April 16, 2029, subject, in the lender’s discretion, to two one-year extensions upon TD SYNNEX’s prior notice to the lenders.

Loans borrowed under the Amended and Restated Credit Agreement bear interest, in the case of SOFR rate loans, at a per annum rate equal to the applicable SOFR rate, plus 0.10% credit spread adjustment, plus the Applicable Margin (as defined in the Amended and Restated Credit Agreement), which may range from 1.00% to 1.75% for borrowings under the Amended and Restated Revolving Commitments and 1.125% to 1.75% for the Existing Term Loans, in each case based on TD SYNNEX’s Public Debt Rating (as defined in the Amended and Restated Credit Agreement).

The Amended and Restated Credit Agreement contains various loan covenants that restrict the ability of TD SYNNEX and its subsidiaries to take certain actions, including, incurrence of indebtedness (solely with respect to any subsidiary of TD SYNNEX), creation of liens, mergers or consolidations, entering into certain transactions with affiliates or changing the nature of their business, in each case, that are customary for similar facilities for similarly rated borrowers. In addition, the Amended and Restated Credit Agreement contains financial covenants which require TD SYNNEX to maintain at the end of any of its fiscal quarters, (i) a ratio of (x) Consolidated Funded Debt (as defined in the Amended and Restated Credit Agreement) to (y) Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) of 4.00 to 1.00 thereafter, and (ii) a ratio of (x) Consolidated EBITDA to (y) Consolidated Interest Charges (as defined in the Amended and Restated Credit Agreement) of not less than 3.00 to 1.00. The Amended and Restated Credit Agreement also contains various customary events of default, including with respect to a change of control of TD SYNNEX.

Term Loan Agreement

On April 19, 2024, TD SYNNEX entered into a Term Loan Credit Agreement (the “New Term Loan Credit Agreement” and, together with the Amended and Restated Credit Agreement, the “Credit Agreements”) with the initial lenders party thereto, Bank of America, N.A. (“Bank of America”), as administrative agent for the lenders, and BOFA Securities, Inc., as lead arranger and lead bookrunner. The New Term Loan Credit Agreement provides for the extension of a senior unsecured term loan in an aggregated principal amount of $750 million (the “New Term Loan”).

The proceeds of the New Term Loan were used to prepay a portion of the Existing Term Loan and will mature on September 1, 2027.

Loans borrowed under the New Term Loan Credit Agreement bear interest, in the case of SOFR rate loans, at a per annum rate equal to the applicable SOFR rate, plus 0.10% credit spread adjustment, plus the Applicable Margin (as defined in the New Term Loan Credit Agreement), which may range from 1.00% to 1.625%, based on TD SYNNEX’s Public Debt Rating (as defined in the New Term Loan Credit Agreement).

The New Term Loan Credit Agreement contains various loan covenants that restrict the ability of TD SYNNEX and its subsidiaries to take certain actions, including, incurrence of indebtedness (solely with respect to any subsidiary of TD SYNNEX), creation of liens, mergers or consolidations, entering into certain transactions with affiliates or changing the nature of their business, in each case, that are customary for similar facilities for similarly rated borrowers. In addition, the New Term Loan Credit Agreement contains financial covenants which require TD SYNNEX to maintain at the end of any of its fiscal quarters, (i) a ratio of (x) Consolidated Funded Debt (as defined in the New Term Loan Credit Agreement) to (y) Consolidated EBITDA (as defined in the New Term Loan Credit Agreement) of 4.00 to 1.00 thereafter, and (ii) a ratio of (x) Consolidated EBITDA to (y) Consolidated Interest Charges (as defined in the New Term Loan Credit Agreement) of not less than 3.00 to 1.00. The New Term Loan Credit Agreement also contains various customary events of default, including with respect to a change of control of TD SYNNEX.

The foregoing description of the Credit Agreements is qualified in its entirety by reference to the full text of the Credit Agreements which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1+	Amended and Restated Credit Agreement, dated as of April 16, 2024, by and among TD SYNNEX Corporation, the lenders party thereto and Citibank, N.A., as agent

10.2+	Credit Agreement, dated as of April 19, 2024, by and among TD SYNNEX Corporation, the lenders party thereto and Bank of America, N.A., as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+Schedules (or similar attachments) and certain information have been omitted pursuant to Items 601(a)(5), 601(a)(6) and/or 601(b)(10)(iv) of Regulation S-K. TD SYNNEX hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request; provided, however, that TD SYNNEX may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2024	TD SYNNEX CORPORATION

	By:	/s/ Marshall W. Witt
Marshall W. Witt
Chief Financial Officer